Exhibit 14

                             EDGECLIFF HOLDINGS, LLC
                               207 Grandview Drive
                          Fort Mitchell, Kentucky 41017

April 18, 2000

Lodgian, Inc.
3445 Peachtree Road, NE, Suite 700
Atlanta GA 30326
Attention:  Mr. Robert S. Cole,
            Chief Executive Officer and President

Dear Mr. Cole:

         Edgecliff Holdings, LLC ("Edgecliff Holdings") is the record owner of 2,598,100 shares of the common stock of Lodgian, Inc. ("Target" or the "Company"), a Delaware corporation. As a common stockholder of Target, Edgecliff Holdings hereby demands, pursuant to Section 220 of the Delaware General Corporation Law and the common law of the State of Delaware, the right to inspect the following documents and records of the Company and to make copies or abstracts therefrom:

                (a) A complete record or list of the Company's stockholders, certified by the Company or its transfer agent, showing the names and addresses of each stockholder and the number of shares of stock registered in the name of each such stockholder, as of the date of this demand.

                (b) A magnetic computer tape list of the holders of the Company's stock as of the date of this demand, showing the names, addresses and number of shares held by such stockholders, such computer processing data as is necessary for Edgecliff Holdings to make use of such magnetic computer tape, and a printout of such magnetic computer tape, if different from the list in (a) above, for verification purposes.

                (c) All daily transfer sheets showing changes in the names, addresses and number of shares of the Company's stockholders which
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         are in or come into the possession of the Company or its transfer agent, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the stockholder list referred to above to the conclusion of the next annual meeting of stockholders of the Company.

                (d) All information in or which comes into the Company's or its agent's possession, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees concerning the names, addresses and number of shares held by the participating brokers and banks named in the individual nominee names of Cede & Co. (whether in electronic form or list form), including any daily or weekly participant list for the Depository Trust Company, or from DLJ and other similar nominees, including any respondent bank lists or omnibus proxies, and a list or lists containing the name, address and number of shares attributable to any participant in any Company employee stock ownership plan, stock purchase plan or comparable plan in which the decision as to the voting of the shares held by such plan is made, directly or indirectly, individually or collectively, by the participants in the plan.

                (e) All information in or which comes into the Company's or its agent's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or other nominees relating to the names of the beneficial owners of the Company's stock ("NOBO's") pursuant to Rule 14b-1(b) or Rule 14b- 2(b) under the Securities Exchange Act of 1934, as amended, in the format of a printout in descending order balance. If such information is not in the Company's possession, custody or control, such information should be requested from the Independent Election Corporation of America.

                (f) A stop list or stop lists relating to any shares of stock of the Company and any additions or deletions from the date of the list referred to in paragraph (a) above.

                (g) A list of all stockholders owning 1,000 or more shares of Company stock arranged in descending order as of the date of this demand.

                (h) The information and records specified in the foregoing paragraphs as of any record date for stockholder action set by the Company's board of directors, by operation of law or otherwise,

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         including the record date for the Company's next annual meeting of stockholders.

         Edgecliff Holdings further demands that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (h) above be immediately furnished to Edgecliff Holdings as such modifications, additions or deletions become available to the Company or its agents or representatives.

         Edgecliff Holdings will bear the reasonable costs incurred by the Company in connection with the production of the above information.

         The purpose of this demand is to enable Edgecliff Holdings to communicate with other Target stockholders in connection with a proposed solicitation of proxies from Target's stockholders to elect certain persons nominated by Edgecliff Holdings for election to the board of directors of Target at its upcoming annual meeting of stockholders.

         Edgecliff Holdings hereby designates Paul, Weiss, Rifkind, Wharton & Garrison, its directors, officers and employees, or any other person designated by Edgecliff Holdings or Paul, Weiss, Rifkind, Wharton & Garrison, acting together, singly or in any combination, to conduct, as its agents, the inspection and copying requested herein.

         Please advise Edgecliff Holdings' counsel, James M. Dubin of Paul, Weiss, Rifkind, Wharton & Garrison ((212) 373-3097), as promptly as practicable when and where the items demanded above will be made available to it. Please also advise its counsel immediately whether you voluntarily will supply the requested information.

         If assent by the Company to this demand is not received within five (5) business days from the date hereof, Edgecliff Holdings will conclude that this demand has been refused and will take appropriate steps to secure its rights to examine and copy the demanded material.

         Please sign and date one copy of this letter and indicate your receipt hereof and return it to the undersigned at the above address.

                                            Very truly yours,


                                            /s/ William J. Yung
                                            -------------------
                                            William J. Yung, President

Receipt Acknowledged:

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Name

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Title

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Date

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                                POWER OF ATTORNEY

         KNOW ALL MEN that Edgecliff Holdings, LLC does hereby make, constitute and appoint Paul, Weiss, Rifkind, Wharton & Garrison and its directors, officers, employees, agents and other persons designated by Paul, Weiss, Rifkind, Wharton & Garrison, its true and lawful attorneys-in-fact and agents for it in its name, place and stead, giving and granting unto said attorneys and agents full power and authority to act on its behalf, as a Stockholder of Lodgian, Inc., to seek the production, and to engage in the inspection and copying, of records and documents of every kind and description, including, without limitation, the certificate of incorporation and amendments thereto, minutes, bylaws and amendments thereto, the list of stockholders and any other business records relating to Lodgian, Inc.

         Edgecliff Holdings, LLC reserves all rights on its part to do any act which said attorneys hereby are authorized to do or perform. This Power of Attorney may be terminated by Edgecliff Holdings, LLC or said attorneys by written notice to the other.

April 11, 2000                              EDGECLIFF HOLDINGS, LLC
--------------
Date
                                            By: /s/ William J. Yung
                                                -------------------
                                                Name:  William J. Yung
                                                Title: President

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

STATE OF Ohio         )
                      )       SS:
COUNTY OF Hamilton    )

         On this 11th day of April, 2000, having been duly sworn, William J. Yung, the President of Edgecliff Holdings, LLC, deposes and says under oath that he has read the foregoing demand addressed to Lodgian, Inc., and that the facts and statements in said demand are true and correct.

SWORN TO AND SUBSCRIBED
before me this 11th day of April, 2000

/s/ Joanne M. Stern
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Notary Public

My commission expires February 1, 2003
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